Exhibit 10.24

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

Dated 7 March 2007

G W Pharma Limited

- and -

*** Limited

PRODUCTION AND SUPPLY AGREEMENT

MORRISON FOERSTER

A MULTINATIONAL PARTNERSHIP

CityPoint, One Ropemaker Street London EC2Y 9AW

Tel: +44 20 7920 4000  Fax: +44 20 7496 8500

www.mofo.com

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i

THIS PRODUCTION AND SUPPLY AGREEMENT, is entered into on the 7th day of March 2007

BETWEEN:

(1)                                 GW PHARMA LIMITED, a company incorporated in accordance with the laws of England (Company No. 03704998) whose registered office is at Porton Down Science Park, Salisbury, Wiltshire SP4 oJQ (“GW”); and

(2)                                 *** LIMITED (trading as ***), a company incorporated in accordance with the laws of England (Company No. ***) whose registered address is             ***         .

WHEREAS

(A)                               GW is developing medicinal products based on the properties of cannabis and owns or otherwise controls certain patent rights, know how and plant variety rights covering or otherwise relating to such products.

(B)                               *** has the facilities and expertise necessary, in conjunction with GW Know How (as defined herein), to grow, process and supply cannabis in dried form to GW for use in medicinal products and owns certain Know How (as defined herein) of its own covering or otherwise relating to general horticultural processes and techniques.

(C)                               On 16 May 2003 GW and *** entered into the Original Production and Supply Agreement (as defined herein) which set out the terms upon which *** was appointed as the exclusive third party producer and supplier of cannabis material to GW for the development of GW’s cannabis based medicinal products.

(D)                               On 5 January 2006 *** and GW entered into the Commercial Heads of Terms (as defined herein) regarding the appointment of *** as a third party supplier to GW of BRM for its requirements thereof both for development and Commercialisation of BDP (all as defined herein).

(E)                                GW now wishes to appoint *** as a third party supplier to GW of BRM to meet GW’s requirements therefor both for development and Commercialisation of BDP, and *** wishes to accept this appointment on the terms below.

IT IS THEREFORE AGREED AS FOLLOWS:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               The following terms as used in this Agreement shall have the meanings set forth in this Clause.

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“Additional Area” — the *** additional area at the Premises available for the growth of Plants.

“Affiliate” — any company, partnership or other business entity which controls, is controlled by or is under common control with either Party. For the purposes of this definition only, “control” refers to any of the following:  (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; (b) ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors in the case of a corporation, or of fifty percent (50%) or more of the equity interest in the case of any other type of legal entity; (c) status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

“Agreement” — this contract between GW and *** for the supply of BRM as set out in this document and the Schedules hereto.

“Batch” — the BRM resulting from harvesting Production Plants of a single Chemovar grown from Cuttings taken and propagated in the same week, later transferred to the Flowering Zone (as defined in the Technical Agreement) in the same week, treated in all practical terms identically and Harvested on the same day.

“Batch Records” — all records held by ***, which relate directly to the Production of a Batch.

“Botanical Drug Product (BDP)” — the pharmaceutical product for human therapeutic use containing BDS extracted from BRM of both Chemovars known at the Effective Date as Sativex, in any dosage form or delivery presentation in its patient pack.

“Botanical Drug Substance (BDS)” — the final extract from a Chemovar (i.e. the Active Pharmaceutical Ingredient) for use in the BDP after the BRM has been winterised and evaporated. This is the accepted GW term and is also used in the USA. Also known as Herbal Drug Preparation in Europe.

“Botanical Raw Material” or “BRM” — the dried aerial parts of a Chemovar after it has been stripped from the stems of Production Plants, but before it has been processed further, in a form suitable for use as the starting material for extraction of Botanical Drug Substance. For the purposes of the Technical Agreement the BRM may also be referred to as “The Product”.

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“BRM Specifications” — the specifications set out in the Technical Agreement (as such specifications may be amended from time to time) including (i) the specifications for pre-milled BRM and (ii) the Growing Protocol.

“Business Day” — 9.00am to 5.30pm on a day other than a Saturday, Sunday or public holiday in England and Wales.

“Budget for Costs”— as defined in Clause 10.1.1.

“Certificate of Release” — a certificate of release provided to GW by *** approved by the appropriate personnel of ***, which will accompany each Batch, and which states that at the time of release (i) the Batch has been Produced in all material respects in accordance with the BRM Specification, GAP and the Technical Agreement, and (ii) that in the reasonable opinion of *** the Batch is acceptable for collection by GW.

“Change of Control” — the transfer or issue of shares in the capital of either of the Parties which when completed, would result in any shareholder (together with any person acting in concert with that shareholder (within the meaning given in the City Code on Takeovers and Mergers as in force at the Effective Date)) holding more than 50% of the total number of shares in the capital of such Party.

“Chemovar” or “Chemovars” - (i) the chemovar of Cannabis sativa L. which has been genetically and chemically characterised by GW and which produces delta-tetrahydrocannabinol as the dominant cannabinoid, and/or (ii) that chemovar of Cannabis sativa L. that has been genetically and chemically characterised by GW and which produces cannabidiol as the dominant cannabinoid.

“Commercialisation”, “Commercialising”, or “Commercialise” — all activities relating to the import, advertising, promotion and other marketing, pricing and reimbursement, detailing, distribution, storage, handling, offering for sale and selling, customer service and support, post- Marketing Authorisation clinical studies and regulatory activities including adverse event reporting of a BDP.

“Commercial Heads of Terms” — the letter agreement made between the Parties dated 5 January 2006 containing the binding heads of terms for this Agreement.

“Competent Authority” — any national or local agency, authority, commission, department, inspectorate, minister, ministry, official, parliament, public or statutory person (whether autonomous or not) or other instrumentality of the European Community or government of any

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country having jurisdiction over either any of the activities contemplated by this Agreement or over the Parties.

“Confidential Information” — the following, subject to the exceptions set forth in Clause 12.1:  (i) the terms and conditions of this Agreement, for which each Party will be considered a Disclosing Party; (ii) Know How within GW Know How, GW Improvement, *** Know How or *** Improvements, as the case may be, for which the Party which owns such Know How will be considered the Disclosing Party; and (iii) any other non-public information, whether or not patentable, disclosed or provided by one Party to the other Party in connection with this Agreement, including, without limitation, information regarding such Party’s strategy, business plans, objectives, research, technology, products, business affairs or finances and any other information of the type that is customarily considered to be confidential information by parties engaged in activities that are substantially similar to the activities being engaged in by the Parties under this Agreement, for which the Party making such disclosure will be considered the Disclosing Party.

“Consumables” — all consumables required to Produce each Batch, including packaging components.

“Costs” — as defined in Clause 10.1.1.

“Credit Note” — a note to be issued by *** to GW when BRM is rejected pursuant to Clause 5.8.  The value stated on the face of such note may be set off against future payments due by GW to *** pursuant to Clause 10.  The value of a Credit Note will be calculated as follows:

(a)                                 where BRM Harvested from a Crop of Production Plant of the predominantly delta tetrahydrocannabinol (“THC”) producing Chemovar is rejected the value of the Credit Note shall be:

Value of Credit Note                                            =                             no. of kg of BRM rejected                                                  x                                         K1

(b)                                 where a Batch of BRM Harvested from a Crop of Production Plant of the predominantly cannabidiol (“CBD”) producing Chemovar is rejected the value of the Credit Note shall be:

Value of Credit Note                                            =                             no. of kg of BRM rejected                                                  x                                         K

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Where;

K   =£71; and

K1  =£***

After 1 January 2007, if GW can demonstrate to the satisfaction of *** (acting reasonably) that the value of K and/or K1 has increased by greater than fifteen percent (15%) from the previously agreed value, such value(s) shall be increased accordingly. Any such increase shall be rounded to the nearest one pound sterling (£l).

“Crop” — *** (***) Units of Production Plants in the Flowering Zone (as defined in the Technical Agreement) grown from Vegetative Plants which were themselves grown from Cuttings taken in a particular week, in all material respects in accordance with the Technical Agreement, or such other number of Units as the Parties may agree from time to time. For clarity, a Crop may contain Production Plants of more than one Chemovar and therefore may provide more than one Batch.

“Cuttings” - a piece of sectioned plant material taken from a Mother Plant, which potted up, can be grown to form a new Vegetative Plant (as applicable).

“Direct Fixed Costs” — as defined in Part B of Schedule 4.

“Direct Growing Costs” — as defined in Part B of Schedule 4.

“Effective Date” — 1 January 2006.

“Facility” — the *** ha (***) area at the Premises set aside for the growth of Plants.

“First Suspension Year” — as defined in Clause 16.1.

“Force Majeure” — in relation to either Party, any event or circumstance which is beyond the reasonable control of that Party which event or circumstance that Party could not reasonably be expected to have taken into account at the date of this Agreement and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement, including acts of God, lightning, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, strike, lockout or other industrial or student disturbance, act of the public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, prevention from or hindrance in obtaining in any way materials, energy or other

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supplies, explosion, fault or failure of plant or machinery (which could not have been prevented by good industry practice), or legal requirement governing either Party, provided that (a) lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party, and (b) loss or destruction of Plants due to infection or infestation of the Facility by an organism (whether prokaryotic or eukaryotic) which could have been prevented had the Facility been managed in accordance with good industry practice, shall not be interpreted as a cause beyond the reasonable control of that Party.

“Good Agricultural Practices” or “GAP” — the EuroPAM regulatory standards and the principles and guidelines contained in The Guidelines for Good Agricultural Practice (GAP) of Medicinal and Aromatic Plants, in effect from time to time, relating to the Production of BRM.

“Growing Plan” — as defined in Clause 5.1.1.

“Growing Protocol” — the protocol for the Production of the BRM set out in Appendix A to the Technical Agreement as may be amended from time to time.

“GW Improvements” — all Improvements to GW Know How, including the Growing Protocol, the Plants, the BRM or its Production made by *** whilst performing its obligations hereunder, but always excluding Improvements to those aspects of the Growing Protocol that are methods or techniques or standard operating procedures generally available to or used by growers or producers of pot-plants, including ***.

“GW Know How” — all Know How relating to the Plants, the BRM and its Production, owned or controlled by GW at the Effective Date and/or during, the term of this Agreement (including the Growing Protocol), which is necessary for *** to Produce BRM.

“Harvest”, “Harvested” or “Harvesting” — the activity of cutting down a particular Crop ready for drying to Produce BRM; which activity will be performed in all material respects in accordance with the Technical Agreement.

“Harvest Date” — the date calculated in accordance with the Technical Agreement on which a particular Crop is to be Harvested.

“*** Improvements” — any Improvements to the *** Know How developed by *** whilst performing its obligations hereunder, including improvements to methods, techniques or standard operating procedures generally available to or used by growers or producers of pot-plants, but always excluding GW Improvements.

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“*** Know How” — all Know How owned or controlled by *** at the Effective Date and relating to Production which will be used by *** in Producing BRM which, for the avoidance of doubt, excludes GW Know How.

“Improvements” — improvements, modifications and/or adaptations to Know How relating to BRM Production, the Growing Protocol, the Plants or the BRM.

“Indirect Fixed Costs” — as defined in Part C of Schedule 4.

“Indirect Operating Costs” — as defined in Part D of Schedule 4.

“Insolvency Event” — in relation to either Party means any one of the following:

(a)                                 a notice shall have been issued to convene a meeting for the purpose of passing a resolution to wind up that Party, or such a resolution shall have been passed other than a resolution for the solvent reconstruction or reorganisation of that Party; or

(b)                                 a resolution shall have been passed by that Party’s directors to seek a winding up or a petition for a winding up shall have been presented against that Party which, in the case of a petition presented against a Party, shall not have been appealed within seven (7) days of having, been lodged or such an order shall have been made and shall have been dismissed within thirty (30) days thereafter; or

(c)                                  a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party or an encumbrancer takes steps to enforce or enforces its security which shall not have been dismissed by a court of competent jurisdiction within thirty (30) days thereafter; or

(d)                                 a resolution shall have been passed by that Party or that Party’s directors to make an application for an administration order or to appoint an administrator, or (ii) an application for an administration order shall have been made to the court or a notice of appointment of an administrator shall have been filed at the court in respect of that Party, which in the case of such an application made to the court or notice filed with the court, shall not have been appealed within seven (7) days of having been made or filed or such an order or appointment shall have been dismissed within thirty (30) days thereafter; or

(e)                                  a proposal for a voluntary arrangement shall have been made in relation to that Party under Part I Insolvency Act 1986; or

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(f)                                   a step or event shall have been taken or have arisen outside the United Kingdom which is similar or analogous to any of the steps or events listed at (a) to (e) above; or

(g)                                  that Party takes any step (including starting negotiations) with a view to readjustment, rescheduling or deferral of any part of that Party’s indebtedness, or proposes or makes any general assignment, composition or arrangement with or for the benefit of all or some of that Party’s creditors or makes or suspends or threatens to suspend making payments to all or some of that Party’s creditors or the Party submits to any type of voluntary arrangement; or

(h)                                 where that Party is resident in the United Kingdom it is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986.

“Know How” — the technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including plant generation and growing processes, specifications, methods and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data or summaries and information contained in submissions to and information from ethical committees and regulatory authorities. Know How includes documents containing. Know How, including but not limited to any rights including trade secrets, copyright, database or design rights protecting such Know How. The fact that an item is known to the public shall not be taken to preclude the possibility that a compilation including the item, and/or a development relating to the item, is not known to the public.

“Laws” — all laws, statutes, rules, regulations, ordinances, guidelines and other pronouncements having the effect of law of any Competent Authority.

“Marketing Authorisation” — the approval granted by a Competent Authority permitting GW to market BDP in a country.

“Mother Plants” — the mother cannabis plants grown and maintained solely for the intention of producing further generations of Cuttings.

“Next Suspension Year” — as defined in Clause 16.2.2.

“Original Production and Supply Agreement” — the production and supply agreement dated 16 May 2003 between the Parties.

“Other GW Internal Specifications” — any specifications applicable to BRM, BDS or BDP other than the BRM Specifications.

“Packing Date” — the date on which a Batch of BRM is packaged and labelled ready for delivery.

“Partner(s)” — third parties with whom GW has entered into a collaboration or licence in relation to the Commercialisation of BDP.

“Party” or “Parties” — GW and/or ***.

“Plants” — all cannabis plants (including “Cuttings”, “Vegetative Plants”, “Production Plants” or “Mother Plants”) irrespective of their intended use.

“Premises” — *** nursery at ***.

“Production” — the activities relating to purchasing, planting, propagation, cultivation, maintenance, Harvesting, drying, packing, QC, release, storage, shipment and supply of the BRM specified in the Technical Agreement and “Product” and “Produce” shall be interpreted accordingly.

“Production Plants” — all cannabis plants grown solely for the purpose of flowering to produce the BRM.

“Regulatory Approval” — any manufacturing or other licence required by *** to grow the Plants and Produce BRM, including any licence or authorisation to Produce BRM as granted by the relevant Competent Authorities equivalent to and including without limitation the “Home Office Licence to Produce, Supply and Possess”.

“Release” — the mechanism by which each Batch is deemed to conform in all material respects with the BRM Specifications (including in accordance with GAP).  Release is demonstrated by issue of a Certificate of Release.

“Responsible Person” — an employee of GW or FIG, as the case may be, who is listed in the Technical Agreement and is responsible for compliance of the BRM with current Good Agricultural Practice, the BRM Specification and other requirements of applicable Laws, or any other Responsible Person who is his or her designee.

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“Retail Prices Index” or “RPI” — the index of all prices published as the Retail Prices Index by the UK Office of National Statistics and, if the RPI is no longer published the nearest equivalent to the RPI shall be used.

“Supplier Non-Conformity/Reject Note” — a certificate (as more fully defined in the Technical Agreement) issued by GW, which (i) when issued by GW pursuant to Clause 5.8.1 formally indicates to *** an incidence of non-conformance of a Batch in any material respect with the BRM Specifications, or (ii) when issued by GW pursuant to Clause 5.8.2 formally indicates to *** an incidence of non-conformance of a Batch in any material respect with other Internal GW Specifications, where GW reasonably believes that the non-conformity has arisen from a failure on the part of *** to meet its obligations under the Growing Protocol in any material respect.

“Suspension Costs” — as defined in Clause 16.2.

“Suspension Date” — as defined in Clause 16.1.

“Suspension Year” — as defined in Clause 16.1.

“Technical Agreement” — the technical agreement between the Parties in effect at the Effective Date which specifies the respective responsibilities of the Parties relating to the cultivation and control of BRM as may be amended from time to time by the Parties in writing.

“Term” — as defined in Clause 15.

“Unit” — a bench of Production Plants measuring approximately 10m2.

“Vegetative Plants” — all Plants to be maintained in long day length  to prevent flowering. Such plants may be induced to flower (i.e. produce Production Plants) or maintained in the vegetative state to Produce Mother Plants.

“Wages and Salaries” — as defined in Part E of Schedule 4.

“Wind-Down Period” — as defined in Clause 16.1.

1.2                               Interpretation

1.2.1                     Unless otherwise stated, a reference to a Clause or Schedule is a reference to a clause of, or schedule to, this Agreement.

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1.2.2                     Clause headings are for ease of reference only and do not affect the construction of this Agreement.

1.2.3                     References in this Agreement to any statute or statutory provision or EU Directive or Regulation shall include any statute or statutory provision or EU Directive or Regulation which amends, extends, consolidates or replaces the same (whether before or after the date hereof) or which has been amended, extended, consolidated or replaced by the same and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision or EU Directive or Regulation.

1.2.4                     References to the singular shall be deemed to include the plural and vice versa.

1.2.5                     Reference to a person includes any person, firm, partnership, association or body corporate.

2.                                      TERMINATION OF PRE-EXISTING ARRANGEMENTS BETWEEN THE PARTIES

2.1                               The Parties agree that, with effect from the Effective Date, the Original Production and Supply Agreement and the Commercial Heads of Terms shall terminate and shall be replaced by this Agreement. Any outstanding obligations of either Party under either the Original Production and Supply Agreement or the Commercial Heads of Terms are superseded by the terms of this Agreement.

3.                                      APPOINTMENT

3.1                               Subject to Clause 3.2, GW hereby appoints *** as its sole external supplier of BRM for use in the production of BDS for inclusion in BDP for the Term. Such BRM shall only be Produced at and supplied from the Facility. *** acknowledges that GW may continue to use supplies of BRM derived from cannabis growing facilities owned by GW or any Affiliate of GW. For the avoidance of doubt GW shall not during the. Term source BRM from any third party for use in the production of BDS for inclusion in BDP except an Affiliate of GW.

3.2                               In the event of the occurrence of any of the events in Clause 3.3 GW shall be entitled (upon not less than four (4) month’s notice to ***) to convert ***’s appointment as GW’s sole external

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supplier of BRM pursuant to Clause 3.1 to a non-exclusive appointment. It shall be at GW’s sole discretion whether to give such a notice.

3.3                               The events referred to in Clause 3.2 are:

3.3.1                     a Partner requiring GW to establish a second commercial source or supplier of BRM, in which case GW shall be permitted to appoint a third party as a second commercial supplier (a “Second Source”) so long as GW ensures that the terms of the appointment of such Second Source are such that GW will only source BRM from the Second Source when this Agreement has terminated or *** is otherwise unable to supply GW with all its requirements for BRM. In any event, should a Partner require GW to establish a Second Source GW shall promptly inform *** of this fact and shall provide to *** in writing full details of the services required of the Second Source. *** shall, within thirty (30) days of receipt of such notice, inform GW in writing of whether it is interested in pursuing negotiations with regard to providing the services required of the Second Source. During such thirty (30) day period GW shall have no negotiations with any third party about being the Second Source. If *** rejects the opportunity to negotiate for the right to be appointed as the Second Source (or does not respond within such thirty (30) day period) GW shall be under no further obligation to *** in relation thereto. If *** wishes to enter negotiations the Parties shall in good faith seek to negotiate, agree and execute an agreement under which *** will be appointed as the Second Source. If after a period of one hundred and twenty (120) days from the date of *** receipt of GW’s notice the Parties have failed to execute an agreement or otherwise agree binding and enforceable terms, GW shall be free to enter into and conclude negotiations with third parties with regard to the appointment of a Second Source;

3.3.2                     with regard to the United States of America, its territories and possessions (the “USA”), if for any reason GW desires to establish a facility in the USA for the Production of BRM for use in the production of BDS for inclusion in BDP for the market in the USA. Should GW desire to establish a BRM Production facility in the USA GW shall inform *** of this fact at the same time as it informs third parties of this fact and shall provide to *** in writing full details of the required facility and associated services at the same time as it gives such information to any third party so as to allow *** to bid for the right to establish such a facility in the USA for the Production of BRM for use in the production of BDS for inclusion in BDP for the market in the USA on the same basis as any third party;

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3.3.3                     GW’s demand for BRM for use in the production of BDS for inclusion in BDP exceeds the maximum BRM Production capability of the Facility;

3.3.4                     *** either (i) fails to deliver BRM which has been Produced in all material respects in accordance with the Technical Agreement for a period in excess thirty (30) days, or fails to deliver BRM which has been Produced in all material respects in accordance with the Technical Agreement on three (3) or more separate occasions in any twelve (12) month period, and in either case such failure to deliver is caused by or results from the default of *** in complying with its obligations under this Agreement SAVE AND EXCEPT where (in either case) *** can demonstrate to GW’s satisfaction (acting reasonably) that *** is using its best endeavours to resolve the issue causing its failure to deliver.

4.                                      KNOW-HOW TRANSFER/SUPPLY OF PLANTS

4.1                               GW shall on the Effective Date (to the extent it has not already done so) give full disclosure to *** of all GW Know How, thereafter from time to time GW shall (i) provide to *** such technical advice and guidance from GW employees and or representatives (as appropriate) as *** may reasonably request and at times to be agreed by the Parties for the purpose of understanding the GW Know How relating to Production transferred to ***; and (ii) supply or shall arrange the supply to *** of the quantities of Plants (including Cuttings) as *** may reasonably request and at times to be agreed.

4.2                               If *** at any time believes GW to be in default of its obligations under Clause 4.1 giving rise to circumstances which excuse ***’s performance under this Agreement *** shall give prompt written notice of this fault to GW giving reason for this belief (each such notice containing details of such facts) failing which *** shall not be entitled to rely on any such default by GW to excuse ***’s performance.

4.3                               GW permits *** to use the Consumables purchased by *** under the Commercial Heads of Terms and owned by GW during Production.

5.                                      PRODUCTION, DELIVERY AND ACCEPTANCE

5.1                               With effect from the week commencing 2 January 2006 *** shall take Cuttings and pot up one Crop of Production Plants per week and shall cultivate such Crop in all material respects in

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accordance with the Growing Protocol. Upon each Harvest Date *** shall Harvest that Crop and complete the Production of Batches therefrom. *** shall Produce Batches of BRM from each Crop from 10 April 2006 onwards unless otherwise agreed by the Parties.

5.1.1                     The precise proportions of Chemovars within each Crop shall be determined through the production planning mechanism set out in Schedule 1 through which GW will, on a monthly basis, provide *** with a Production forecast (“Growing Plan”) covering, as a minim the following twelve (12) months.GW shall give *** reasonable notice of changes to any Growing Plan. *** shall use reasonable endeavours to comply with any changes to a Growing Plan requested by GW.

5.2                               In the event *** experiences failure or delay in the Production of a Batch, *** shall promptly inform GW of this failure or delay and the Parties shall, within ten (10) Business Days thereof meet and discuss the cause of such failure/delay and agree a plan to mitigate the effects of such failure/delay. In the event *** is unable to deliver BRM which has been Produced in accordance with the Technical Agreement for a period in excess of thirty (30) days and such failure to deliver is caused by or results from the default of *** in complying with its obligations under this Agreement (which shall exclude any failure resulting from the default of GW or Force Majeure), GW reserves the right to cease all payments to *** pursuant to Clause 10 until either *** remedies such failure or (if earlier) the Agreement is terminated.

5.3                               *** shall notify GW in writing of each Packing Date within five (5) Business Days of it occurring and provided that the foregoing notification was duly given *** shall deliver each Batch within ten (10) weeks from such Packing Date. The actual delivery dates shall be mutually agreed between the Parties taking into account ***’s actual storage capacity.

5.4                               Prior to delivery of any Batch, *** will supply to the Responsible Person at GW all pre-despatch documents specified in the Technical Agreement. Each Batch of BRM shall be delivered to GW’s designated carrier on an ex-works basis (Incoterms 2000) from ***’s Premises in its entirety (except for agreed samples) and shall be accompanied by all documentation necessary to comply with the Regulatory Approvals. Upon arrival at GW’s premises, GW will complete all necessary documents to comply with controlled drugs legislation and ***  will complete all post-despatch documents in accordance with the requirements of the Technical Agreement. Title and risk of damage and loss shall pass to GW upon delivery of each Batch to GW’s designated carrier, and GW shall be responsible for all costs of shipping, taxes, insurance, warehousing and other similar or related costs after delivery.

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5.5                               When performing Production *** shall comply in all material respects with the Technical Agreement.

5.6                               *** shall package, label and store the BRM appropriately for delivery to GW in all material respects in accordance with the requirements of the Technical Agreement, and the reasonable instructions of GW. *** shall ensure that appropriate storage conditions are met until delivery.

5.7                               *** shall not he permitted subcontract any agreement save as set out in Clause 17.13.

5.8                               Acceptance:

5.8.1                     GW or GW’s representative shall examine each Batch and the documentation delivered with each Batch pursuant to Clause 5.5 as soon as practicable following arrival at GW’s or its nominee’s premises. Within ten (10) days of delivery of each Batch GW shall send *** a Supplier Non-Conformity/Reject Note containing details of any failure of the Batch to meet the BRM Specifications which are apparent on reasonable inspection. If *** has not received a Supplier Non-Conformity/Reject Note within twelve (12) days of delivery the Batch shall be deemed to have been delivered complete and undamaged and (in respect of any defect apparent on reasonable inspection) in compliance with the BRM Specifications. In the event that GW gives *** a Supplier Non-Conformity/Reject Note in relation to any Batch GW shall make available such material to *** for inspection by ***. If following such inspection by *** (which shall take place within thirty (30) days of such BRM being made available to ***) it is agreed by *** that the Batch is not in compliance with the may test each Batch in advance of delivery at ***’s own cost and expense to ensure they will meet the requirements of the BRM Specifications.

5.8.2                     Thereafter, if within six (6) months of the delivery date for a Batch:  (a) the results of GW’s analysis of a Batch shows a non-conformance to any Other Internal GW Specifications and GW has reasonable cause to believe that this has arisen from a failure on the part of *** to meet its obligations in any material respect under the Technical Agreement (such belief to be supported by documented evidence including a copy of the results of the laboratory analysis of the batch in question showing the non-conformance to the Other Internal GW Specifications) then GW shall give *** a Supplier Non-Conformity/Reject Note within twenty five (25) days of receipt of such analysis and shall at ***’s expense make available such material to *** for further testing. If following such further testing by *** and following investigation by *** of all available site records in relation to the Batch (which shall take place within thirty (30) days of such BRM being made available to ***) it is agreed by *** that the Batch was not Produced in accordance

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with the Technical Agreement *** shall issue to GW a Credit Note for the BRM in that Batch. For clarity so long as the results of GW’s analysis of a Batch are received by GW within six (6) months of delivery of the relevant Batch and the Supplier Non-Conformity/Reject Note is served on *** within twenty five (25) days after GW’s receipt of the results of such analysis such Supplier Non-Conformity/Reject Note shall be valid even if delivered after six (6) months of the delivery date so long as the other requirements of this Clause 5.8.2 have been complied with.

5.8.3                     If after *** has carried out the inspection envisaged in Clause 5.8.1 above or the further testing envisaged in Clause 5.8.2 above *** disagrees with GW’s view that on delivery the Batch failed to conform in all material respects to the BRM Specifications and/or that it was not Produced in all material respects in accordance with the Technical Agreement, and therefore there is a dispute between the Parties relating thereto, then either:  (i) *** shall promptly send a sample of the Batch in question to an independent testing laboratory to be appointed by agreement between GW and *** (such agreement to be reached expeditiously), or (ii) where appropriate, the Parties shall appoint an independent expert (“Expert”) to investigate compliance with the BRM Specifications and Technical Agreement. If the Parties elect to send the sample to an independent laboratory, the costs of such independent testing laboratory shall be borne equally between GW and ***. The decision of such independent testing laboratory shall be in writing and, save for manifest error on the face of decision, shall be binding on both GW and ***. If the Parties elect to resolve the issue by Expert determination, the Expert shall be engaged on the teens set out in Schedule 2.

5.8.4                     Any Batch that, as a result of the procedures set out in Clauses 5.8.1 to 5.8.3 is found to have been Produced other than in compliance with the BRM Specifications or the Technical Agreement shall be destroyed by GW at ***’s reasonable expense.

5.8.5                     If GW fails to notify *** of its return of a Batch within the time limits set out in Clauses 5.8.1 to 5.8.2 GW shall not be entitled to return the BRM concerned and *** shall have no liability for any defect in such Batch save as set out in Clause 13.6 and GW shall not be entitled to a Credit Note with regard to that Batch.

5.8.6                     Should any Batch fail to meet any Other Internal GW Specifications, whether or not such Batch is believed to have been Produced in all material respects in accordance with the Technical Agreement, the Parties shall, where requested by GW, meet within thirty (30) days of the date of GW issuing the Supplier Non Conformity/Reject Note or otherwise notifying *** of the non-conformity to discuss the circumstances as to why such Batch

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did not meet the Other Internal GW Specifications and what changes to the Growing Protocol are required (if any) to prevent these circumstances occurring again.  For the avoidance of doubt in the circumstances envisaged in this sub-clause 5.8.6 the occurrence of a meeting  to discuss the non-conformity of a Batch to Other Internal GW Specifications shall not in itself raise the implications:  (a) that GW is entitled to issue a Supplier Non-Conformity/Reject Note with regard to the Batch in question; (b) that *** has any liability for the non-conformity or other defect in such Batch; or (c) that GW is entitled to a Credit Note with regard to that Batch, but should the meeting result in the disclosure of information that shows that a Batch failed to meet any Other Internal GW Specifications due to it being Produced otherwise than in accordance with the Technical Agreement GW may still give *** a Supplier Non-Conformity/Reject Note if permitted to do so under the terms of Clause 5.8.2.

6.                                      INSPECTIONS AND AUDITS

6.1                               GW shall, at its own expense, have the right from time to time to assign a reasonable number of its employees or representatives (including. employees or representatives of a Partner) to be present at the Premises where BRM is Produced to inspect, discuss and review all activities being undertaken by or on behalf of *** in relation to the Production of BRM. Prior to inspecting the Premises, each employee or representative of GW who shall be performing the inspection of the Premises (including employees or representatives of a Partner) shall execute a confidentiality agreement naming *** as a beneficiary in the form to be provided by ***. In addition such employees and representatives shall, while at the Premises (a) observe and comply with ***’s safety, facility access, and other customary regulations and policies, and (b) not access areas of the Premises for which they are not expressly authorised by ***.

6.2                               *** shall notify GW within three (3) Business Days after it has been notified of any inquiries, notifications, or inspection activity by any Competent Authority relating to BRM as detailed in the Technical Agreement. *** shall provide a reasonable description to GW of any such inquiries, notifications or inspections promptly (but in no event later than ten (10) days after such inquiry, notification, or inspection).

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7.                                      INFORMATION SHARING

7.1                               *** shall inform GW of all reportable incidences in accordance with the terms of the Technical Agreement in writing, as soon as possible from the time it becomes reportable and in any event within the time period specified in the Technical Agreement.

7.2                               Each Party shall keep the other Party informed, commencing within (2) Business Days of notification of any action by, or notification or other information which it receives (directly or indirectly) from any Competent Authority, which (a) raises material concerns regarding the safety or efficacy of the BRM, or (b) which indicates or suggests a potential material liability for either Party to third parties arising in connection with BRM.

8.                                      DOCUMENTATION, RECORDS AND PERMITS

8.1                               *** shall obtain and maintain all Regulatory Approvals necessary to Produce BRM in accordance with the Technical Agreement.

8.2                               *** shall prepare and maintain the Batch Records and all other documentation relating to Production of BRM in all material respects in accordance with the terms of the Technical Agreement.

8.3                               *** shall safely store and archive all records relating to BRM Production in accordance with the requirements of the Technical Agreement. In the event GW wishes the Batch Records to be retained by *** beyond the time period set out in the Technical Agreement, *** may charge GW a standard annual storage fee for the retention of such Batch Records at a price to be agreed in advance by both Parties.

9.                                      FURTHER RIGHTS, OBLIGATIONS AND RESPONSIBILITIES

The following rights, obligations and responsibilities shall also apply:

9.1                               Either Party may suggest amendments to the BRM Specifications (including the Growing Protocol) at any time in accordance with Change Control (as defined in accordance with the requirements of the Technical Agreement) procedure set out in the Technical Agreement. The Parties shall discuss such proposed changes in good faith, but should the Parties fail to agree on such changes or should such amendment be required due to a change in Law GW shall have the final decision. GW will supply *** with a copy of any amended version of the BRM

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Specifications at the time of issue. GW shall promptly notify *** of the effective date of any such amendment (subject always to giving not less than one (1) month’s prior written notice). To the extent that such amendment results in an increase in the cost of Production the Parties shall, in good faith, examine and agree upon the financial consequences thereof and shall make appropriate adjustments to the Budget for Costs set pursuant to Clause 10.1 for the year in question.

9.2                               GW shall keep *** reasonably informed in writing as to the progress of clinical trials and the progress of regulatory approvals related to obtaining Marketing Authorisations for the Products.

9.3                               A list of key personnel for both GW and ***, together with specimens of their signatures are presented in Appendix G of the Technical Agreement.  Both Parties shall keep each other informed in writing as to changes in such key personnel from time to time.

9.4                               During the Term, the key personnel of *** named in Appendix G of the Technical Agreement from time to time for whom GW is reimbursing to *** all of their salary through the payment of Costs (namely the Project Manager and the Crop Manager) and such other employees of *** from time to time for whom GW is reimbursing *** all of their salary through the payment of Costs, will dedicate all of their contracted working hours to BRM Production and will not be allocated responsibilities on or asked to contribute to any other project or programme within ***.

10.                               CONSIDERATION

10.1                        In consideration of *** supplying GW with BRM on the terms set out herein GW shall compensate *** as follows:

10.1.1              GW shall reimburse to *** all ***’s costs, both direct and indirect, incurred in the performance of its obligations hereunder, including but not limited to all cost of the Consumables, Facilities, equipment, insurance and staff as are necessary to perform its obligations hereunder (“Costs”). ***’s agreed budget for Costs (“Budget for Costs”) for the year 1 January 2007 to 31 December 2007 is set out in Schedule 3 hereto, and each Party shall use reasonable endeavours to agree a Budget for Costs for successive calendar years during the term of this Agreement in accordance with the procedures set out in this Clause 10.1.1. On or before 1 November 2007 and 1 November in each subsequent calendar year during the term of this Agreement *** shall submit to GW its draft Budget for Costs for the coming calendar year. Within fifteen (15) days thereof the Parties shall meet to discuss and agree the Budget for Costs for the upcoming calendar year.The

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Budget for Costs shall be agreed by 30 November thereafter. If, for some reason, *** requires a change to the Budget for Costs for a specific calendar year, *** shall present GW with evidence for the requested change and the Parties shall discuss the changes to the budget in good faith. Any change to a Budget for Costs will only be binding when a revised Budget for Costs is signed by both Parties.

10.1.2              In addition to reimbursing to *** its Costs GW shall also pay *** a price per unit area of Production of *** per annum, save that for the period from 1 January 2006 to 12 February 2006 the price per unit area of Production which GW will pay to *** shall be *** per annum. The applicable unit area of Production for these purposes shall be deemed to be the entire area of the Facility (***).  All sums due pursuant to this Clause 10.1.2 shall be payable in monthly instalments to be invoiced monthly in arrears.  The applicable price per unit area shall be increased annually in line with inflation for the first three years of this Agreement (specifically from January 2006 until December 2008 with the first adjustment being made to the first invoice raised in January 2007). Beyond December 2008 no further indexation shall apply. The increase in price per unit area shall be calculated as follows:

(a)                                 On the 1 January each year, commencing with 1 January 2007, the relevant price per unit area will be increased by multiplying the price per unit area applicable on the 31 December in the previous year by the fraction NewRPI/OldRPI, where the NewRPI is the Retail Prices Index for the calendar quarter which ended on 31 December immediately preceding the 1 January on which the adjustment is being made and OldRPI is the Retail Prices Index for the calendar quarter which ended on 31 December twelve months prior to the 1 January on which the adjustment is being made. Any such increase shall be rounded to two (2) decimal points.

10.1.3              For clarity, under Clause 10.1.1 GW shall reimburse to *** any depreciation costs on capital expenditure actually made on equipment to be used solely at the Facility or the Facility itself during the term of this Agreement (“Dedicated Capital Expenditure”). Where such Dedicated Capital Expenditure on a single item shall exceed one thousand pounds (£1,000), *** shall not incur such Dedicated Capital Expenditure without the prior written consent of GW. Where Dedicated Capital Expenditure is incurred during the term of this Agreement, such expenditure shall be depreciated across the shorter of (a) the life of the asset in question agreed between the Parties, or (b) the remaining term of the Agreement, and such Dedicated Capital Expenditure shall be reimbursed to *** in equal monthly instalments across such period.

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10.2                        *** shall supply to GW within thirty (30) days of the end of each calendar month after the Effective Date an itemised and adequately documented summary of its actual monthly Costs for that month and a monthly invoice for the sums due in accordance with Clause 10.1.2. For clarity *** shall not invoice GW for a Cost which is not in the Budget for Costs without the prior consent of GW (such consent not to be unreasonably withheld or delayed).

10.3                        *** shall keep full, true and accurate records and books of account containing all particulars that may be necessary for the purpose of calculating all sums payable by GW under this Agreement for a minimum period of four (4) years. Upon timely requests by GW, GW shall have the right to inspect such records and books of account to ensure that *** has been invoiced only for the sums properly payable by it under this Agreement

10.4                        Should GW’s inspection pursuant to Clause 10.3 reasonably lead GW to believe that it has not been invoiced only for the sums property payable by it under this Agreement, upon timely request by GW, GW shall have the right to instruct an independent, internationally recognized, accounting firm to perform an audit, conducted so far as appropriate in accordance with standard UK accounting practice, as is reasonably necessary to enable such accounting firm to report to GW that GW has been invoiced for the sums properly payable by it under this Agreement on the following basis:

10.4.1              such firm of accountants shall be given access to and shall be permitted to examine and copy such books and records upon twenty (20) Business Days notice having been given by GW and at all reasonable times on Business Days for the purpose of certifying to GW that the Costs, capital expenditure depreciation and other payment calculated and invoiced by *** during any calendar year were calculated correctly in accordance with this Agreement (and if such certification cannot be given specifying the reasons why which will enable the Parties to recalculate the relevant sums);

10.4.2              prior to any such examination taking place, such firm of accountants shall undertake to *** that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including GW, but shall only use the same for the purpose of the reviews and/or calculations which they need to perform in order to issue the certificate to GW which this Clause 10.4 envisages;

10.4.3              any such access examination and certification shall occur no more frequently than once per calendar year and will not go back over records more than seven (7) years old unless a discrepancy is found;

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10.4.4              *** shall make available personnel to answer queries on all books and records required for the purpose of that certification;

10.5                        If the certification is in disagreement with the invoices submitted by ***, *** shall notify GW within ten (10) days of receipt by *** of the certification whether or not *** agrees within the certification. If *** notifies its agreement with the certification within the ten (10) day period or fails to give any notification within that period, the sums calculated by the certification shall be used for purposes of calculating any monies owed and any monies owed by *** to GW shall be paid by ***. The cost of the accountant shall be the responsibility of *** if the recalculation shows that ***’s invoices for the year in question supplied to GW to be inaccurate by more than the lesser of ten thousand pounds sterling. (£10,000) or five per cent (5%) of the amount actually invoiced and the responsibility of GW otherwise. If *** notifies its disagreement with the certification, either Party may refer the items in dispute to a partner of at least 10 years qualified experience at an independent, internationally recognized, public accounting firm agreed by the Parties in writing for final and binding resolution, or failing agreement on the identity of the public accounting firm within fifteen (15) days starting on the day after receipt of the notification of disagreement, an independent, internationally recognized, public accounting firm appointed on the application of either Party by the President for the time being of the Institute of Chartered Accountants of England and Wales. Such person appointed shall act on the following basis:

10.5.1              such person shall act as an expert and not as an arbitrator;

10.5.2              such person’s terms of reference shall be to determine the matters in dispute within 20 days of his appointment;

10.5.3              the Parties shall each provide such person with all information relating to the items in dispute which such person reasonably requires and such person shall be entitled (to the extent he considers appropriate) to base his determination on such information;

10.5.4              the decision of such person is, in the absence of fraud or manifest error, final and binding on the Parties; and

10.5.5              such person’s costs shall be paid by *** and/or GW as such person may determine.

10.6                        All payments to be made under the terms of the Agreement are expressed to be exclusive of value added tax howsoever arising and GW shall pay to ***, in addition to the invoiced amount, all value added tax for which *** is liable to account in relation to any supply made or deemed to be made for value added tax purposes on receipt of a tax invoice or invoices therefore from ***.

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10.7                        GW shall make each payment due within thirty (30) days of the date of each invoice therefore.

10.8                        Save for Credit Notes issued pursuant to Clause 5.8, all payments under this Agreement shall be made free and clear and without any set off, deduction or deferment in respect of any disputes or claims whatsoever unless required by law of any Competent Authority or unless GW has a valid court order requiring an amount equal to such deduction to be paid by *** to GW.

10.9                        The time of payment of amounts due to *** under this Agreement is of the essence.

10.10                 Payments shall be made by electronic wire transfer of immediately available funds directly to the account of *** designated by *** in writing from time to time.

10.11                 If GW fails to make any payment to *** hereunder on the due date for payment and the payment is either (i) not in dispute between the Parties, or (ii) the payment is disputed by GW and GW has given *** notice of the disputed amount it is withholding and an explanation as to why that amount is disputed and the dispute has not been resolved, without prejudice to any other right or remedy available to ***, *** shall be entitled to charge GW interest (both before and after judgment) on the amount unpaid at the annual rate of LIBOR plus four per cent (4%) calculated on a daily basis until payment in full is made without prejudice to ***’s right to receive payment on the due date.

11.                               INTELLECTUAL PROPERTY

11.1                        GW hereby grants to *** as a manufacturer on behalf of GW a royalty-free, non-exclusive right and licence to use GW Know How, together with any GW Improvements, solely for the purpose of performing ***’s obligations under this Agreement and for the term of this Agreement. *** shall otherwise obtain no right title or interest in or to the GW Know How or GW Improvements as a result of this Agreement. For clarity, all Plants shall remain the property of GW.

11.2                        Title to and property in GW Improvements and any Know How embodying the same shall vest in GW.  *** shall disclose all such GW Improvements promptly to GW following their development.  *** shall do all such acts and things and shall execute all such deeds and documents as GW may from time to time require to vest the full right, title and interest in the GW Improvements to GW.

11.3                        Title to and property in all *** Know How and *** Improvements and any Know How embodying the same (the “*** Technology”) shall vest in ***. *** hereby grants GW an irrevocable (subject to Clause 15.4) non-sublicensable, non-exclusive licence to use the *** Technology solely for the purpose of producing BRM at its own growing facility.

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11.4                        No *** Improvements or GW Improvements shall be employed by *** in the Production of BRM unless this has been previously agreed pursuant to the mechanism set out in Clause 9.1.

11.5                        If any infringement of any such intellectual property comes to the notice of the non-owner, that Party shall promptly inform the owner of such infringements and shall assist the owner at the cost and expense of the owner in taking steps necessary to protect the owner’s rights in relation thereto.

12.                               CONFIDENTIALITY

12.1                        Except to the extent expressly authorised by this Agreement including in Clauses 12.2 and 12.3 or otherwise agreed in writing, each party in possession of Confidential Information (“Receiving Party”) of the other Party (“Disclosing Party”) shall maintain such Confidential information as confidential and use it only for the purposes of this Agreement in accordance with this Clause 12. The term of maintaining confidentiality of all such information and the limitations on use shall be for a period equal to the longer of (i) five (5) years after the date of expiration or termination of this Agreement; or (ii) for so long as the exceptions set out below in the next subsequent paragraph do not apply to the relevant Confidential Information. Each party shall guard such Confidential Information using the same degree of care as it normally uses to guard its own confidential, proprietary information of like importance, but in any event no less than reasonable care.

Notwithstanding the foregoing, the Receiving Party shall be relieved of the confidentiality and limited use obligations of this Agreement to the extent that the Receiving Party establishes by written evidence that:

12.1.1              the Confidential Information was previously known to the Receiving Party from sources other than the Disclosing Party at the time of disclosure and other than under an obligation of confidentiality;

12.1.2              the Confidential Information was generally available to the public or otherwise part of the public domain at the time of its disclosure; or

12.1.3              the Confidential Information became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of this Agreement; or

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12.1.4              the Confidential Information is acquired in good faith in the future by the Receiving Party from a third party who has a lawful right to disclose such information and who is not under an obligation of confidence to the Disclosing Party with respect to such information; or

12.1.5              the Confidential Information is subsequently developed by or on behalf of the Receiving Party without use of the Disclosing Party’s Confidential Information.

12.2                        Notwithstanding the above obligations of confidentiality and non-use a Receiving Party may:

12.2.1              disclose Confidential Information to a Regulatory Authority as reasonably necessary to obtain regulatory approval in a particular jurisdiction to the extent consistent with the licenses granted under terms of this Agreement;

12.2.2              disclose Confidential Information:  (i) to the extent such disclosure is reasonably necessary to comply with the order of a court; or (ii) to the extent such disclosure is required to comply with an applicable Law, including to the extent such disclosure is required in publicly filed financial statements or other public statements under stock exchange rules (e.g., the rules of the U.S. Securities and Exchange Commission, NASDAQ, NYSE, UKLA or any other stock exchange on which securities issued by either Party may be listed); provided, to the extent possible bearing in mind such Legal Requirements and subject to the next subsequent sentence of this Clause 12.2.2, such Party shall provide the other Party with a copy of the proposed text of such statements or disclosure five (5) Business Days in advance of the date on which the disclosure is to be made to review and provide comments, unless a shorter review time is agreed.  If the compliance with the disclosure requirements of a securities exchange or its regulatory body requires filing of this Agreement, the filing Party shall seek confidential treatment of portions of this Agreement from the securities exchange or body and shall provide the other Party with a copy of the proposed filings at least ten (10) Business Days prior to filing for the other Party to review any such proposed filing. Each Party agrees that it will obtain its own legal advice with regard to its compliance with securities laws and regulations, and will not rely on any statements made by the other Party relating to such securities laws and regulations;

12.2.3              disclose Confidential Information to such Receiving Party’s employees, Affiliates, distributors, licensees, Partners, agents, consultants, clinical investigators, collaborators or contractors as such Receiving Party reasonably determines is necessary to receive the benefits of the licences to it under this Agreement or to perform its obligations pursuant to this Agreement; provided, however, any such persons must be obligated to substantially the same extent as set forth in Clause 12.1 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement.

12.2.4              disclose Confidential Information:  (i) to its actual or potential investment bankers and to lenders for the purpose of obtaining financing for its business; (ii) to potential investors in connection with an offering or placement of securities for purposes of obtaining financing for its business; and (iii) to bona fide potential acquirer or merger partner for the purposes of evaluating entering into a merger or acquisition, provided, however, any such persons must be obligated to substantially the same extent as set forth in Clause 12.1 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement;

12.2.5              nothing in this Clause 12 restricts either Party from using or disclosing any of its own Confidential Information for any purpose whatsoever.

12.3                        Save as permitted in Clause 12.2, neither Party shall make any public announcement or statement to the public containing Confidential Information without the prior consent of the other. All such public announcements or statements shall not be made without the prior review and consent of appropriate individual designated for the purpose by the other Party.

13.                               WARRANTIES AND LIABILITY

13.1                        *** warrants that:

13.1.1              it has the right to enter into this Agreement;

13.1.2              it will perform its obligations hereunder with reasonable skill and care;

13.1.3              each Batch shall be delivered free of encumbrances and liens; and

13.1.4              the BRM shall be Produced in all material respects to the BRM Specifications unless otherwise agreed in writing by both Parties.

13.2                        GW warrants that:

13.2.1              it has the right to enter into this Agreement; and

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13.2.2              it holds all necessary rights and licenses to GW Know How to allow *** to Produce BRM; and

13.2.3              no claim or litigation has been brought or threatened by any person alleging that the disclosing, copying, making, licensing, using or exploiting of GW Know How violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any other person; and

13.2.4              to the best of its knowledge, not having undertaken any detailed freedom to operate or other searches, the use by *** of the GW Know How or GW Improvements for any activity contemplated under this Agreement shall not violate, infringe or otherwise conflict or interfere with any intellectual property or proprietary right of any other person existing at the Effective Date.

13.3                        Except as and to the extent specifically provided in this Clause 13 or in any other provision of this Agreement, *** and GW make no representations or warranties of any kind, express or implied, with respect to the subject matter of this Agreement, and each Party specifically disclaims and waives all other representations, warranties and conditions, including without limitation all implied conditions of merchantability and fitness for a particular purpose. *** and GW warranties are made only to *** and GW, respectively, and do not extend to any third party.

13.4                        Subject to Clauses 13.5 to 13.7 and except in the case of fraudulent misrepresentation:

13.4.1              neither Party shall be liable to the other in contract, tort (including negligence) breach of statutory duty, misrepresentation or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the other or its Affiliates:

(a)                                 of a direct nature where the same is a loss of turnover, profits, business or goodwill; or

(b)                                 of an indirect or consequential or punitive nature, including any indirect or consequential economic loss or other indirect or consequential loss of turnover, profits, loss of enterprise value, loss of business or loss of goodwill, loss of savings, costs or expense of obtaining alternative goods or services, loss of contract or otherwise, and

13.4.2              each Party’s entire liability in respect of all claims arising out of or in connection with this Agreement in any calendar year shall not exceed one million pounds (£1,000,000).

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13.5                        Each Party accepts liability for death or personal injury resulting from its negligence.

13.6                        *** shall indemnify and hold GW, and its directors, officers and employees (“GW Indemnified Parties”) harmless from and against all claims, liabilities, judgements and other costs (including, but not limited to, reasonable attorney fees and expenses incurred in investigating, defending and settling claims and in enforcing GW’s obligations under this Clause 13.6) (collectively “Liabilities”) of any kind resulting from any claims, suits or demands brought by persons other than the GW Indemnified Parties based on actual or alleged bodily injury or death resulting from the use of BDP containing BDS extracted from BRM supplied by *** where it is proved that such BRM did not meet the BRM Specifications at the time of delivery or had not been Produced in accordance with the Technical Agreement. For clarity, *** shall have no liability to GW for bodily injury or death resulting from either:  (i) the use of BDP containing BDS extracted from BRM supplied other than by ***; or (ii) defects in BDP or BDS where the cause of such defect is not related to the Production and supply of BRM by *** hereunder, including (by way of a non-limiting example) where the defect arises during the process of extracting BDS from BRM supplied by *** where such BRM was supplied by *** in accordance with the terms of this Agreement and the Technical Agreement.

13.7                        GW shall indemnify and hold ***, and its directors, officers and employees (“*** Indemnified Parties”) harmless from and against all claims, liabilities, judgements and other costs (including, but not limited to, reasonable attorney fees and expenses incurred in investigating, defending and settling claims and in enforcing ***’s obligations under this Clause 13) (collectively “Liabilities”) of any kind resulting from any claims, suits or demands made or actions brought by persons other than *** Indemnified Parties:  (i) resulting from the use, administration or Commercialisation of BDP by GW, its Affiliates or Partners or its or their distributors, including without limitation any claims, suits or demands made or actions brought for bodily injury or death resulting from the use of BDP, except for any Liability for which *** has an obligation to indemnity GW under Clause 13.6, or (ii) arising from the entry or presence of the employees or representatives of GW or its Partners on ***’s premises.

13.8                        Upon receipt by either GW Indemnified Parties or *** indemnified Parties (an “Indemnified Party”) of notice of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party which might give rise to any Liability, the Indemnified Party shall give prompt written notice thereof to the Party from which indemnification is sought (the “Indemnifying Party”) indicating the nature of claim and the basis therefor, provided that the failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party or the defence of any such claim is materially prejudiced thereby. The Indemnifying Party shall have the right, at its option, to

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assume the defence of, at its own expense and by its own counsel, any such claim involving the asserted liability of the Indemnified Party. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall agree to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defence against, any such asserted liability; provided, however, that the Indemnifying Party shall not, as part of any settlement or other compromise, admit to liability or agree to an injunction without the written consent of the Indemnified Party. Notwithstanding an election by the Indemnifying Party to assume the defence of any claim as set forth above, such Indemnified Party shall have the right (at its own expense if the Indemnifying Party has elected to assume such defence) to employ separate counsel and to participate in the defence of any claim. In the event that the Indemnified Party has a reasonable basis to believe that the Indemnifying Party may not have sufficient funds to satisfy such indemnification obligation and the Indemnifying Party upon request by the Indemnified Party cannot provide assurances of its ability to satisfy such obligation to the reasonable satisfaction of the Indemnified Party, the Indemnified Party may deduct, defer or otherwise offset from any payment obligations under this Agreement (if any) amounts reasonably necessary to satisfy such indemnification obligation.

14.                               INSURANCE

14.1                        *** shall in respect of its activities envisaged in this Agreement maintain during any period in which *** is Producing BRM for GW and for a period of twelve (12) months thereafter:  (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than £5 million per occurrence, (b) products liability coverage with an indemnity limit of £5 million per event or series of events to an aggregate indemnity limit in any calendar year of £10 million, and (c) an all-risks insurance policy covering the replacement cost of lie Facilities from time to time and. shall upon request provide GW with a copy of its policies of insurance it in that regard, along with any amendments and revisions thereto.

15.                               TERM AND TERMINATION

15.1                        Unless terminated earlier in accordance with Clauses 15.2 or 15.3, this Agreement shall come into force on the Effective Date and shall continue thereafter for a fixed period of five (5) years (the “Initial Term”). On or about the third (3rd) anniversary of the Effective Date the Parties shall meet to discuss whether GW wishes *** to continue supplying BRM to GW from the Facility after the expiry of this Initial Term. This Agreement may be renewed for a period of five (5) years after the expiry of the Initial Term (“Renewal Term”) by GW serving a notice offering such a renewal upon *** not later than twenty three (23) months prior to the expiry of the Initial

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Term and *** serving on GW a counter-notice accepting such renewal not later than twenty two (22) months prior to the expiry of the Initial Term. The procedure set out above may be repeated thereafter to renew the Agreement for additional Renewal Terms. For clarity, the Initial Term and the Renewal Term(s) together being the “Term”.

15.2                        *** may terminate the Agreement forthwith by notice in writing to GW upon the occurrence of any of the following events:-

15.2.1              if GW commits a material breach of the Agreement which (in the case of a breach capable of remedy) is not remedied within thirty (30) days of the receipt by GW of notice identifying the breach and requiring its remedy;

15.2.2              if GW suffers an Insolvency Event; or

15.2.3              the provisions of Clause 10.11 notwithstanding, if GW should either:  (i) fail to make payment to *** of payments which (a) have fallen due under Clause 10, and (b) are not disputed by GW, by their due date for payment in three (3) consecutive months, or (ii) fail to make payment to *** hereunder of payments which (a) have fallen due under Clause 10, and (b) are not disputed by GW, by their due date for payment on four (4) separate occasions in any twelve (12) month period.

15.3                        This Agreement may be terminated by GW:

15.3.1              upon written notice to ***, with immediate effect, in the event that *** suffers an Insolvency Event;

15.3.2              upon written notice to ***, with immediate effect, in the event that ***’s Home Office Licence to Produce, Supply and Possess Cannabis is suspended, revoked, cancelled or expires without renewal or replacement;

15.3.3              upon written notice to ***, with immediate effect in the event of the supply interruption referred to in Clause 5.2 continuing for longer than sixty (60) days (other than in the case of supply interruption caused by GW or by Force Majeure);

15.3.4              forthwith by notice in writing to *** if *** otherwise commits a material breach of the Agreement which (in the case of a breach capable of remedy) is not remedied within thirty (30) days of the receipt by *** of a notice identifying the breach and requiring its remedy;

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

15.3.5              upon written notice to ***, with immediate effect in the event of a Change of Control of *** where *** is acquired by a pharmaceutical company or biotechnology company which is developing or Commercialising a product which is derived in whole or in part from cannabis; or

15.3.6              in the event BDP is withdrawn or recalled due to a Marketing Authorisation for BDP being withdrawn, suspended or revoked.

15.4                        The licence granted to GW under Clause 11.3 of this Agreement shall continue notwithstanding any expiry or termination of this Agreement and shall be without limit of period, save that *** may terminate the licence granted by it to GW immediately by notice in writing to the Defaulting Party if:

15.4.1              GW uses or permits any third party to use *** Technology outside the scope of such licence without ***’s prior written consent; or

15.4.2              GW or any of its Affiliates commits any breach of Clause 12 in relation to Confidential Information for which *** is the Disclosing Party; or

15.4.3              GW suffers an Insolvency Event; or

15.4.4              GW challenges or disputes the validity or ***’s ownership of any of the *** Technology.

On termination of the licence granted to GW under this Agreement in accordance with this Clause 15.4, GW shall immediately destroy or, at the request of ***, return all Confidential Information belonging to *** then in its possession, custody or control relating to such licences and shall not retain any copies of the same.

15.5                        Upon the expiration or termination of the Agreement for whatever reason:

15.5.1              *** shall cease using and promptly return to GW all GW Know How and shall deliver to GW all GW Improvements not previously disclosed to GW;

15.5.2              *** shall, at GW’s direction, either return to GW all Plants and Cuttings in its possession or destroy such Plants and Cuttings;

15.5.3              *** shall organise an orderly wind down and closure of the Facility relating to the Production of BRM in a timely fashion; and

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

15.5.4              *** will promptly send a close-out report to GW stating the amounts of BRM in its possession and, upon payment therefor, shall deliver to GW all such amounts of BRM to GW as specified in Clause 5.4.

15.6                        In the event that GW terminates this Agreement pursuant to Clause 15.3.1, GW shall have first right to acquire all or any of the Facility, equipment, materials and other assets and Consumables of *** used in the production of the BRM and *** shall use its reasonable endeavours to procure the effectiveness of this provision and otherwise to enable that supply of the BRM to GW is maintained or restored with minimum disruption.

15.7                        In the event that this Agreement is terminated by *** pursuant to Clause 15.2.1 or Clause 15.2.3 above or by GW pursuant to Clauses 15.3.5 or 15.3.6 then (in any such case) *** shall organise an orderly wind down and closure of the Facility in a timely fashion, and GW shall compensate *** in the following manner:

15.7.1              to the extent that there exists on the termination date unrecovered Dedicated Capital Expenditure, those unrecovered costs shall become payable by GW to *** upon GW receiving an invoice therefor supported by documentary evidence satisfactory to GW (acting reasonably) of the existence of such unrecovered Dedicated Capital Expenditure; and

15.7.2              GW shall pay to *** all its direct costs incurred in winding down and closure of the Facility in accordance with the strategy agreed between the Parties (acting reasonably) in relation thereto, including staff redundancy and associated costs;

Such costs shall (in either case) be invoiced by *** and shall be paid by GW in accordance with the provisions of Clause 10.7.

15.8                        Termination of the Agreement for whatever reason shall not affect the accrued rights or remedies of either *** or GW arising under or out of this Agreement and all provisions which are expressed to survive the Agreement shall remain in full force and effect. In particular the provisions of Clauses 1, 11, 12, 13, 13, 15 and 17.7 shall survive termination.

16.                               RIGHTS SHORT OF TERMINATION

16.1                        GW may at any time during the term of this Agreement on giving *** fourteen (14) weeks written notice require *** to suspend Production of BRM for any reason, such reason to be specified in the notice. The date on which such suspension becomes effective shall be the “Suspension Date” and the period from the date on which such notice is served on *** until the

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Suspension Date being the “Wind-Down Period”.  “Suspension Year” shall be the period of twelve months from the Suspension Date or an anniversary of Suspension Date until the next anniversary of the Suspension Date.  The “First Suspension Year” shall be the Suspension Year running from the Suspension Date until the first anniversary of the Suspension Date.

16.2                        Upon receipt of a notice pursuant to Clause 16.1, *** and GW shall meet as soon as practicably possible and in any event within ten (10) Business Days thereof to discuss and agree:

16.2.1              the strategy for (i) the orderly wind-down of the Facility by the Suspension Date; and (ii) the maintenance of the Facility in a state from which BRM Production may be re-initiated in a reasonable period of time bearing in mind the reason for the suspension, and thereafter *** shall implement such strategy in a timely fashion including so that BRM Production has ceased by the Suspension Date. As part of this discussion the Parties shall discuss and agree the period of notice *** will require in order to reinitiate BRM Production at the Facility; and

16.2.2              the Costs to be incurred by *** in maintaining the Facility in accordance with the provisions of Clause 16.2.1 during the First Suspension Year and for which GW will be liable (the “Suspension Costs”). The Parties have agreed that during the First Suspension Year GW shall pay *** the following Costs for the following periods of time as part of the Suspension Costs:

(a)                                 the Direct Fixed Costs, which costs GW will pay to *** for a period of twelve (12) months from the Suspension Date;

(b)                                 the Indirect Fixed Costs, which costs GW will pay to *** for shorter of:  (i) six (6) months from the Suspension Date, or (ii) the period from the Suspension Date until the end of the *** financial year in which the Suspension Date occurs;

(c)                                  the Wages and Salaries, which costs GW will pay to *** for four (4) months after the Suspension Date or such longer period as the Parties may agree pursuant to the remaining provisions of this Clause 16.2.2; and

(d)                                 the Direct Growing Costs and. Indirect Operating Costs, which costs GW will pay to *** during the Wind-Down Period,

which Costs will be assessed by reference by to the relevant Budget(s) for Costs. When discussing which additional Costs shall form part of Suspension Costs during the First Suspension Year (if any) the Parties shall consider the reason for the suspension and the

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

likelihood of GW requiring the re-initiation of BRM Production within the First Suspension Year and both Parties will use their reasonable efforts to build consensus on such matter. If the Parties cannot reach agreement on which operational and management costs shall form part of Suspension Costs during the First Suspension Year the issue shall be referred to the managing director of GW or equivalent position or his or her nominee and the managing director of *** or equivalent position or his or her nominee for resolution, who together shall use reasonable and good faith efforts to resolve such matters within thirty (30) days of the date such matters are referred to them for resolution. If the Parties still fail to resolve the matter so referred then the final decision shall be GW’s, which shall be exercised in good faith.

16.3                        Notwithstanding the foregoing, the Parties shall meet regularly and not less than once every two (2) months during the First Suspension Year and any subsequent Suspension Year until expiry of the Term pursuant to Clause 15.1. In addition, the Parties shall hold a meeting on or before the last Business Day of the ninth (9th) month of a Suspension Year at which the Parties shall discuss whether to continue the suspension during the upcoming Suspension Year (the “Next Suspension Year”). If either Party decides it does not wish to continue the suspension for the Next Suspension Year that Party shall state that desire at the meeting and must confirm its desire to terminate the Agreement with effect from the end of the Suspension Year in which such meeting is held by giving the other Party notice in writing within ten (10) Business Days of such meeting. If no such notice is given the Agreement shall continue. If the suspension is to continue for a Next Suspension Year, the Parties shall also discuss and agree at that meeting what changes should be made to the suspension arrangements for the Next Suspension Year, including the Suspension Costs for which GW will be liable for in the Next Suspension Year and the provisions of the third, fourth and fifth sentences of Clause 16.2.2 shall apply to such discussions.

16.4                        *** shall, during any Suspension Year, invoice GW for the relevant Suspension Costs in accordance with the provisions of Clause 10.2.

17.                               MISCELLANEOUS

17.1                        Each Party undertakes that during the term and for a period of one (1) year thereafter it shall not and shall procure that none of its Affiliates shall either on its own behalf or on behalf of any person, firm or company specifically solicit or endeavour to entice away from the other Party or any of its Affiliates those employees of the other Party or any of its Affiliates who have been directly and actively involved in directing the performance of such Party’s obligations under this Agreement without the express permission of the Managing Director of the other Party. However, the foregoing shall not be construed as limiting or restricting either Party or its

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Affiliates from hiring any employees of the other Party or its Affiliates who respond to a general solicitation (provided that such solicitation is not intentionally targeted at or prepared with a view to specifically attracting employees of the other Party) for employment by the Party or its Affiliates. The Parties consider that the restrictions contained in this Clause 17.1 are reasonable but if any such restrictions shall be found to be unenforceable but would be valid if any part of it were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

17.2                        *** shall be considered an independent contractor and neither the making of this Agreement nor the performance of any of the provisions hereof shall be construed to make *** an agent, employee or legal representative of GW, nor shall this Agreement be deemed to establish a joint venture or partnership.

17.3                        *** shall not during the term of this Agreement grow cannabis plants for or supply materials relating thereto or derived therefrom to any third party or perform services or otherwise collaborate or deal with any third party which deals in products derived entirely or in part from cannabis in any form insofar as such services, collaboration or dealing concerns or relates to cannabis production.

17.4                        If either Party is prevented or delayed in the performance of any of its obligations under this Agreement by Force Majeure, that Party shall forthwith serve notice in writing on the other Party specifying the nature and event of the circumstances giving rise to Force Majeure, and shall subject to service of such notice have no liability in respect of the performance of such of its obligations as are prevented by the Force Majeure events during the continuation of such events, and for such time after they cease as is necessary for that Party, using all reasonable endeavours, to recommence its affected operations in order for it to perform its obligations. In the event of a Force Majeure continuing for a period of over ninety (90) days then the unaffected Party shall be entitled to terminate this Agreement with immediate effect by notice in writing.

17.5                        Save as expressly stated herein, this Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the Parties.

17.6                        Any notice, request, instruction or other document to be given hereunder by either Party to the other Party shall be in writing and delivered personally, or sent by facsimile with written confirmation, or by overnight courier or registered or certified mail, postage prepaid, return receipt requested.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

If to GW, addressed to:

G W Pharma Ltd, Porton Down Science Park, Salisbury, Wiltshire SP4 0JQ,

Attention:                    Company Secretary

Fax No.:                      01980 619111

with a copy to:

Attention:                    The Directors

Fax No.:                      01980 557111

If to ***, addressed to:

***

Attention:                    ***

Fax No.:                      ***

with a copy to:

Attention:                    ***

Fax No.:                      ***

or to such other address and fax number as a Party shall specify to the other Party in writing. Any such notice shall be deemed to have been served at the time of delivery (if delivered personally or by overnight courier) or upon the expiration of two Business Days after posting (if sent by post in England) or five Business Days after posting (if sent by post outside of England) or upon the expiration of 12 hours from transmission (if sent by facsimile). In proving service:  (i) by personal delivery or overnight courier: it shall be sufficient to show that delivery by hand or courier was made; (ii) by post: it shall be sufficient to show the envelope containing the communication was properly sent by registered or certified mail with return receipt requested; or (iii) by facsimile transmission: it shall be sufficient to show that the facsimile was despatched and a confirmatory transmission report received.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

17.7                        This Agreement shall be construed and the rights of the Parties hereto shall be determined in accordance with the laws of England and the Parties irrevocably submit to the jurisdiction of the English Courts. Excepting only actions and claims relating to actions commenced by third parties against either or both of the Parties any dispute, controversy and claim arising out of or relating to this Agreement (hereinafter referred to as the “Dispute”) shall be settled as follows:

17.7.1              Either Party wishing to resolve a Dispute shall first seek to resolve the Dispute by initiating negotiation with a formal notice of dispute to the other Party identifying this Clause 16.7. The negotiation shall take place promptly following such notice and shall be between representatives of the Parties who have sufficient authority to bind the respective Parties and who are either at least one level above the highest ranking individual involved in the Dispute or is Chief Executive of that Party.

17.7.2              Having done so and having reasonably concluded that such negotiation is at an impasse or futile, then either Party may commence legal proceedings before the English Courts.

17.8                        This Agreement and any agreement or document referred to herein (including the Technical Agreement and Growing Protocol) contain the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all oral negotiations, commitments, understandings and agreements executed and delivered prior to the date hereof with respect to the transactions contemplated hereby. In the event of a conflict between the terms of this Agreement and the terms of the Growing Protocol the terms of the Growing Protocol shall prevail with respect to matters relating to cultivation of Plants. In the event of a conflict between the terms of this Agreement and the Growing Protocol with respect to any other the matter the terms of this Agreement shall prevail. In the event of a conflict between the terms of this Agreement and the terms of the Technical Agreement the terms of the Technical Agreement shall prevail with respect to matters relating to quality, Production methods and GAP. In the event of a conflict between the terms of this Agreement and the Technical Agreement with respect to any other matters the terms of this Agreement shall prevail.

17.9                        Any waiver of any term or condition of this Agreement must be explicitly in writing.  A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

17.10                 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission shall be as an original executed signature page.

17.11                 if and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement (or the application thereof to any person, jurisdiction or territory) to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement (or the application of such provision to persons, jurisdictions, territories or circumstances other than those to which it is invalid or unenforceable). In the event of such unenforceability or invalidity the Parties shall discuss in good faith and agree provisions in accordance with the Laws as near as possible in intent to that declared unenforceable or invalid.

17.12                 The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons except as otherwise expressly provided in Clauses 13.6 to 13.8. The Contracts (Rights of third parties) Act 1999 shall not apply to this Agreement. Except as expressly provided in Clauses 13.6 to 13.8, no person who is not a party to this Agreement (including any employee, officer, agent, representative or subcontractor of either Party) shall have the right (whether under the Contracts (Rights of third parties) Act 1999 or otherwise) to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Parties, which agreement must refer to this Clause 17.12.

17.13                 Neither Party may assign, transfer, charge or deal in any other manner with its rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld. Either Party may however sub-contract any of its rights or obligations to any of its Affiliates (for the duration that such company remains an Affiliate) without affecting that Party’s continuing liability to the other for breach of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorised representatives as of the day and year first above written.

GW PHARMA LIMITED

/s/ David Kirk
Name:	David Kirk

Title:	Finance Director
/s/ illegible

Name:	Illegible

Title:	Company Secretary

***
/s/ ***

Name:	***

Title:	***
/s/***

Name:	***

Title:	***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 1
Production Planning Procedure

Inserted hereafter

STANDARD OPERATING PROCEDURE	Supply Chain Management
SOP No: SU-MM-013-V1
PHOTOCOPY	SOP Title: *** Forecasting and Order Process
Originals Stored:

Uncontrolled hardcopy unless stamped in red

GW Pharmaceuticals

SOP Number                                      SU-MM-013-V1

SOP Title                                                         *** Forecasting

	NAME	TITLE	SIGNATURE	DATE
Author	***	***	***	***
Reviewer	***	***	***	***
Quality Assurance	***	***	***	***
Authorisation	***	***	***	***

			Effective Date	24 Oct 05

1st Review Date	24 Oct 07	DCO Signature	Date
No changes are required.

2nd Review Date	DCO Signature	Date
No changes are required.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1.             PURPOSE

The purpose of this Standard Operating Procedure is to detail the procedures to be used for the forecasting future demands (Growing Plan) for Botanical Raw Material (BRM) supplied by *** for use by GW.

2.             INTRODUCTION

*** grows BRM for supply to GW for use in the manufacture of Cannabis Based Medicines.

In order to manage and control the Supply Chain, GW works in partnership with *** to ensure that sufficient BRM is supplied to meet the demands for products and stock holding.

The demand is forecast driven and communicated using a spreadsheet showing the forecasted requirements for BRM.

The process of reviewing the demands for GW products and making decisions about future requirements of BRM from *** is made during the monthly Operations Planning Cycle (SU-MM-012).

This SOP will not document the specifics from the Commercial Agreement or Technical Agreement that GW has in place with ***.

3.             SCOPE

The scope of this SOP is for all BRM grown by *** for GW.

4.             RESPONSIBILITIES

4.1          GW Supply Chain Manager

•                  To adhere to this SOP

•                  To ensure that *** are informed of potential issues to that might affect the current Growing Plan.

•                  To work in partnership within the Supply Chain so that both companies mutually benefit from this relationship

•                  To ensure that the Commercial and Technical Agreements are adhered to and should any issues arise, notify the relevant people within GW.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

•                  To relay the Growing Plan for *** using a spreadsheet that is emailed to the *** Project Manager.

4.2          GW Glass House Manager

•                  To adhere to this SOP

•                  To ensure that *** are informed of potential issues to that might affect the current Growing Plan

•                  To work in partnership within the Supply Chain so that both companies mutually benefit from the relationship

•                  To provide technical input to the Supply Chain Manager to aide decisions on the Growing Plan

•                  To act as deputy for the process of relaying the Growing Plan for *** using a spreadsheet that is emailed to the *** Project Manager

4.3          *** Project Manager

•                  To ensure that GW are informed of potential issues that might impact the adherence to the Growing Plan

•                  To work in partnership within the Supply Chain so that both companies mutually benefit from the relationship

•                  To ensure that the Commercial and Technical Agreements are adhered to and should any issues arise, notify the relevant people within ***

•                  To provide operational input to the Supply Chain Manager to aide decisions on the Growing Plan

4.4          GW Finance Deparment

•                  To adhere to this SOP

To ensure that the Commercial Agreement is adhered to and should any issues arise, notify the relevant people within GW

5.             DEFINITIONS

Not applicable

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

6.             HEALTH AND SAFETY

Not applicable

7.             EQUIPMENT/MATERIAL

Not applicable

8.                   PROCEDURE

An output of the Operations Planning Process (SU-MM-012) is a summary of the total BRM requirements for GW for the next 12-18 months.  The GW growing facility and also the *** facility supplies this BRM.

As part of the Operations Planning Process, the Supply Chain Manager will discuss the Growing Plan with the GW Glass House Manager and *** Project Manager.  This discussion can be by phone or face-to-face depending on the situation.

This requirement, the Growing Plan, is communicated and confirmed to the *** Project Manager each month.  There is always a Growing Plan in place; therefore the monthly review is about managing changes (if required) to this Plan.

The Growing Plan is summarized in a spreadsheet and contains the following information:

•                  Weekly time buckets for a least the next 12 months

•                  Requirement for both THC and CBD

•                  Indication of number of benches that are required to be harvested each week for both THC and CBD

•                  Calculation of expected yield/m2 per week taking into account current agreed yield and seasonal factor

•                  Indication of different phases (time fences) of growing BRM to highlight where changes to Growing Plan can be implemented and the resulting changes reflected in harvesting

The GW Glass House Manager and *** Project Manager will provide operational input on an ongoing basis to the assumptions made in the spreadsheet

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Changes to the Growing Plan, typically ratio of THC and CBD being grown, will be discussed and agreed before being confirmed in the Growing Plan to ensure that all parties are happy with assumptions made in terms of timing and any other factors that may need to be taken into account.

9.                   FORMS TO BE USED

Form Number	Form Title
None

10.          INTERNAL AND EXTERNAL REFERENCES

10.1        Internal References

SU-MM-012                           Operations Planning

10.2        External References

None

11.          APPENDICES

None

12.          CHANGE HISTORY

SOP no.	Effective Date	Significant Changes	Previous SOP no.
SU-MM-013-V1	See Page 1	First issue

46

SCHEDULE 2

Budget for Costs 2007

***

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

47

***

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

46

***

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

46

SCHEDULE 3

Expert Determination

1.                                      Any matter or dispute to be determined by an expert under this Agreement (“Expert”) shall be referred to a person suitably qualified to determine that particular matter or dispute who shall be nominated jointly by the Parties or, failing agreement between the Parties within twenty (20) Business Days of a written request by either Party to the other seeking to initiate the Expert’s decision procedure, either party may request the President for the time being of the Association of the British Pharmaceutical Industry or any successor body to it to nominate the Expert.

2.                                      The Parties shall with fourteen (14) days of the appointment of the Expert meet with him/her in order to agree a program for oral written and oral submissions.

3.                                      In all cases the terms of appointment of the Expert by whomsoever appointed shall include:

3.1                               a commitment by the Parties to share equally the Expert’s fee;

3.2                               a requirement on the Expert to act fairly as between the Parties and according to the principles of natural justice;

3.3                               a requirement on the Expert to hold professional indemnity insurance both then and for three years following the date of his/her determination;

3.4                               a commitment by the Parties to supply to the expert the submissions the subject of paragraph 2 and all such assistance, documents and information as he/she may require for the purpose of his or her determination.

3.5                               a commitment by the Parties that all negotiations connected with the dispute shall be conducted in confidence and without prejudice to the rights of the Parties in any future proceedings.

4.                                      The Expert shall give a written decision which shall contain a factual analysis, his/her conclusions and the reasons for his conclusions.

5.                                      The Expert’s decision shall be final and binding on the Parties (save in the case of negligence or manifest error).

6.                                      The Parties expressly acknowledge and agree that they do not intend the reference to the Expert to constitute an arbitration within the scope of any arbitration legislation, the Expert’s decision is not a quasi judicial procedure and the Parties shall have no right of appeal against the Expert’s decision provided always that this shall not be construed as waiving any rights the Parties might have against the Expert for breaching his/her terms of appointment or otherwise being negligent.

SCHEDULE 4

Agreed Categories of Suspension Costs

Part A — Direct Fixed Costs

Standing charge
Forklift truck hire
Portakabin hire
Area Charge

Part B — Direct Growing Costs

Acid
Fertilizers
Biological control
Chemicals
Pots
Peat
Packaging
Sundry materials
Pest control
Soil analysis/microbiology
Waste disposal
Protective clothing
Crop consultancy
Heating
Electricity
Climate change levy
Water

Part C — Indirect Fixed Costs

Employers liability insurance
Property & liability insurance

Depreciation
Site overheads
***
***

Part D — Indirect Operating Costs

Health care
Engineering materials
Sub-contractor costs
Stationery
Postage and courier expenses
BT telephones
Mobiles
Mileage claims/fuel cards
Traveling
Subsistence
Third party entertaining
Training
Canteen general
Sanitary equipment
Staff welfare general
Physiotherapy
Cleaning contracts
Cleaning materials
Glasshouse cleaning
Sewage
Sundry
Security

Part E — Wages and Salaries

Nursery operations salaries
Nursery operations pension

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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Management salaries
Management pension

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